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                                                                      EXHIBIT 23

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

     We consent to the incorporation by reference in the Registration Statement No. 333-38605 on Form S-3, Registration Statement No. 333-34691 on Form S-3, Registration Statement No. 333-30773 on Form S-3, Registration Statement No. 333-32773 on Form S-8 and Registration Statement No. 33-65259 on Form S-8 of our report dated February 4, 1998, with respect to the consolidated financial statements and schedule of The Times Mirror Company included in its Annual Report (Form 10-K) for the year ended December 31, 1997.

                                          ERNST & YOUNG LLP

Los Angeles, California
March 26, 1998

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